Exhibit 10.1

                  ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
                                       AND
                          ASTORIA FINANCIAL CORPORATION
                           DIRECTORS' RETIREMENT PLAN

EFFECTIVE JANUARY 1, 1990, AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

1. Directors eligible to participate ("Eligible Directors") in this Directors' Retirement Plan (the "Plan") shall only be those who retire from the latter of the Board of Directors of Astoria Federal Savings and Loan Association (the "Association") and Astoria Financial Corporation (the "Company") and are not or were not full-time employees of the Association or institutions merged with the Association prior to the formation of the Company, or of companies merged with or acquired by the Association or Company thereafter.

2. The mandatory retirement age for members of the Board of Directors of the Association shall be as set forth in the Bylaws of the Association, as amended from time to time, as in effect on January 1, 1990 or, if later, the date on which the individual became an Eligible Director.

3. The mandatory retirement age for members of the Board of Directors of the Company shall be as set forth in the Bylaws of the Company, as amended from time to time, as in effect on January 1, 2004 or, if later, the date on which the individual became an Eligible Director.

4. For purposes of determining benefits (the "Monthly Benefits") under Paragraph 5 hereof the following definitions shall apply;

        (a) Full Years of Service shall be the greater of years of service for the Board of Directors of the Association or the Company. Years of Service on the Board of Directors of an Acquired Company shall be recognized as Years of Service with the Association or the Company in the case of any Eligible Director who (i) served on the Board of Directors of an Acquired Company immediately prior to its acquisition by the Association or the Company and (ii) became a member of the Board of Directors of the Association or the Company immediately upon such acquisition. In the event of a Change of Control (as defined below), Years of Service shall be computed as if the Eligible Director's service had continued through May 31st of the calendar year in which the Eligible Director's current term would expire.

        (b) Monthly Fee for any Eligible Director as of any date shall mean the aggregate of the following: (i) one-twelfth of the annual retainer(s) rate in effect for service as a director of the Boards of Directors of the Association and the Company, (ii) one-twelfth of the annual retainer in effect for service as chairman of a committee of the Boards of Directors of the Association and the Company of which such Eligible Director is chairman; and (iii) one-twelfth of the aggregate per-meeting fees (if any) actually paid to such Eligible Director for attendance at meetings of the Board of Directors of the Association and the Company and any committees thereof during the twelve consecutive calendar month period ending with the month that includes the date in question.

        (c) Acquired Company shall mean Fidelity New York, F.S.B., The Greater New York Savings Bank, Long Island Bancorp, Inc, and The Long Island Savings Bank, FSB.

5. The Monthly Benefit to which an Eligible Director shall be entitled shall be based upon the following vesting schedule:

           Full Years
               of                Monthly Benefit, calculated by multiplying
             Service               the percentage below by the Monthly Fee
         --------------         --------------------------------------------
          Less than 10                               0%

               10                                    50%

               11                                    55%

               12                                    60%

               13                                    65%

               14                                    70%

               15                                    75%

               16                                    80%

               17                                    85%

               18                                    90%

               19                                    95%

           20 or more                               100%

        In the case of an Eligible Director who has received or is eligible to receive a benefit under another director retirement plan for service as a director of an Acquired Company, the Monthly Benefit payable under this Plan (when expressed as a single life annuity) shall be reduced by the monthly benefit paid or payable under such other plan (when expressed as a single life annuity payable at the same time as the Monthly Benefit is payable under this Plan).

        Except as provided below with respect to Monthly Benefits which become payable following a Change of Control (as defined below), the Monthly Benefit shall be paid as follows:

        (a) Normal Retirement: Monthly Benefits shall be paid monthly commencing on the first day of the month following retirement upon reaching the later of the mandatory retirement ages set forth in the Bylaws of the Company and the Association as in effect on January 1, 2004 and January 1, 1990, respectively, or, if later, the date on which the individual became an Eligible Director.

        (b) Early Retirement: Monthly Benefits shall be paid monthly commencing on the later of the first day of the month following retirement or the first day of the month following attainment of age 65. For purposes of the Plan and subject to Paragraph 11, Early Retirement shall include all manner and means by which an Eligible Director ceases to serve as a director of the Company and the Association, excluding only normal retirement, removal for cause or death.

6. The Plan is intended to be an unfunded plan and the Monthly Benefits will be paid as due by the Association from its general assets.

7. In the event that an Eligible Director's service on the Boards of Directors of the Company and the Association ceases as a result of such Eligible Director's disability, the Monthly Benefit to which such Eligible Director would otherwise have been entitled pursuant to the Plan may, at the discretion of the Board of Directors of the Association, be increased to an amount up to 100% of the Monthly Fee received by the Eligible Director and the timing of such payment shall be accelerated to the first day of the calendar month immediately following cessation of service due to disability. Disability for this purpose shall mean any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of at least twelve (12) months and as a result of which either: (a) the Eligible Director is unable to engage in any substantial gainful activity or (b) the Eligible Director has been receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Eligible Director's employer, as determined by the Board of Directors of the Association in accordance with section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder.

8. All benefits payable to an Eligible Director pursuant to the Plan shall terminate with the monthly payment made for the month that includes the date of death of the Eligible Director, unless the Eligible Director elects that benefits be paid in one of the following optional forms:

        (a)     a single lump sum payment

        (b)     fixed monthly installments for 120 months

        (c)     a joint and 100% survivor annuity

        An election of an optional form of payment shall be in writing in the form and manner determined by the Board of Directors of the Association and must be made prior to the later of (i) commencement of participation in the Plan and (ii) January 1, 2006. An Eligible Director who is also entitled to a benefit under another plan for service as a director of The Long Island Savings Bank, FSB or Long Island Bancorp, Inc. shall be deemed to have elected fixed monthly installments for 120 months. An Eligible Director who is also entitled to a benefit under another plan for service as a director of The Greater New York Savings Bank shall be deemed to have elected a joint and 100% survivor annuity form of payment with his spouse as his contingent annuitant. The amount of any optional form of payment shall be determined by, and on the basis of, reasonable interest rate and mortality assumptions prescribed by an enrolled actuary selected by the Board of Directors of the Association such that the actuarial present value of the payments made under the optional form of payment are equivalent to the actuarial present value of the payments that would be made in the form of a single life annuity.

        Where an Eligible Director elects a form of payment with a guaranteed minimum number of payments, the Eligible Director may designate a beneficiary or beneficiaries for any payments remaining to be made at the time of his death by filing a written notice with the Corporate Secretary prior to the Eligible Director's death, in such form and manner as the Corporate Secretary may prescribe. An Eligible Director who has designated a beneficiary or beneficiaries may change or revoke such designation prior to the Eligible Director's death by means of a similar written instrument. Where an Eligible Director elects a joint and survivor annuity form of payment, the Eligible Director may designate a contingent annuitant by filing a written notice with the Corporate Secretary prior to the Eligible Director's death, in such form and manner as the Corporate Secretary may prescribe. An Eligible Director who has designated a contingent annuitant may change or revoke such designation prior to the commencement of payments or the Eligible Director's death (whichever is earlier) by means of a similar written instrument. If no beneficiary shall have been designated or if any such designation shall be ineffective, or in the event that no designated beneficiary survives the Eligible Director, payments due to a beneficiary shall be paid in a single lump sum to the Eligible Director's personal representative, or if no personal representative is appointed within six (6) months after the Eligible Director's death or such longer period as the Board of Directors of the Association deems reasonable in its discretion, to his surviving spouse, or if he has no surviving spouse, to his then living descendants, per stirpes. If any Eligible Director and any one or more of his designated beneficiary(ies) shall die in circumstances that leave substantial doubt as to who shall have been the first to die, the Eligible Director shall be deemed to have survived the deceased Beneficiary(ies). The presence of substantial doubt for such purposes shall be determined by the Board of Directors of the Association in its sole and absolute discretion. If the Eligible Director's designated contingent annuitant does not survive him, then no survivor benefit shall be paid under a joint and survivor annuity form of payment.

9.      (a)     A Change of Control means, with respect to an Eligible
                Director: (a) a change in ownership of the Eligible Director's
                Service Recipient; (b) a change in effective control of the Eligible Director's Service Recipient; or (c) a change in the ownership of a substantial portion of the assets of the Eligible
                Director's Service Recipient. Service Recipient means with respect to an Eligible Director on any date: (i) the corporation for which the Eligible Director is performing services on such date; (ii) all corporations that are liable to the Eligible
                Director for the benefits due to him under the Plan; (iii) a corporation that is a majority shareholder of a corporation described in section (i) or (ii) above; or (iv) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in section (i) or (ii) above. The existence of a Change of Control shall be determined by the compensation committee of the Board of Directors of the Company
                (the "Committee") in accordance with section 409A of the Code and the regulations thereunder.

        (b)     In the event of a Change of Control, the Association shall pay:

                (i) To the Eligible Director, not later than thirty (30) days following the Change of Control or upon the Eligible Director's termination of service as a director of the Company and the Association, whichever is later, a lump sum payment equal to the present value of the Monthly Benefits to which such Eligible Director is then entitled under the Plan, where such present value is determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans (or, if no such rate is prescribed, the rate prescribed under section 417(e)(3) of the Code) for the month in which the Eligible Director's termination of service as a director occurs; or

                (ii) If elected by the Eligible Director in writing prior to the date of commencement of participation in the Plan or, if later, January 1, 2006, to a trust fund to be established for the benefit of the Eligible Director at the time of the Change of Control, with a trustee selected by the Eligible Director, an amount actuarially determined to be sufficient to pay to the Eligible Director the Monthly Benefit provided pursuant to the Plan as such benefit would be payable to the Eligible Director under the terms of the Plan but for the Change of Control.

                To the extent of any payment under Paragraph 9(b)(i), the Association shall have no further liability with respect to the payment of benefits to the Eligible Director under the Plan. The Association shall continue to be liable for the payment of benefits under the Plan to the extent of any shortfall in the funds held in trust for the payment of benefits pursuant to Paragraph 9(b)(ii). To the extent that upon the conclusion of the payment from the trust of all benefits due to an Eligible Director under the Plan there is an excess in the funds held in trust for the benefit of the Eligible Director, such excess shall be returned to the Association.

        (c) The Association shall pay all taxes, trustee's fees and other administrative charges or expenses associated with the establishment or continuance of such trust fund.

10.     (a)     Whenever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to a Paragraph shall be to a Paragraph of the Plan, unless otherwise indicated.

        (b) The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall rights be liable for or subject to debts, contracts liabilities or torts. This Plan shall be binding upon the Association and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or other person or firm or corporation to which all or substantially all of the assets and business of the Association may be sold or otherwise transferred.

        (c) The Association shall indemnify, hold harmless and defend its Eligible Directors against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce terms of the Plan.

        (d) A determination that any provision of the Plan is invalid or unenforceable shall not effect the validity or enforceability of any other provision hereof.

        (e) Failure to insist upon strict compliance with any terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be in writing, designated as a waiver, and signed by the party against whom enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        (f) The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Nassau, Suffolk and New York Counties, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan or in any way relating to the rights or obligations of any person under, or the acts or omissions of the Board of Directors of the Company and/or the Association or any duly authorized person acting in their behalf in relation to, the Plan. By accepting participation in this Plan, the Eligible Director, for himself and any other person claiming any rights under the Plan through him, agrees to submit himself, and any such legal action described herein that he shall bring, to the sole jurisdiction of such courts for the adjudication and resolution of such disputes. The filing of any action, suit or proceeding in any other jurisdiction shall result in a forfeiture of all benefits due under the Plan to or in respect of the person making such filing.

        (g) The Association shall have the right to retain a sufficient portion of any payment made under the Plan to cover the amount required to be withheld pursuant to any applicable federal, state and local tax law.

        (h) Nothing in this Plan shall be held or construed to establish any deposit account for any Eligible Director or any deposit liability on the part of the Association. An Eligible Directors' rights hereunder shall be equivalent to those of a general unsecured creditor.

        (i) The Plan may be amended or terminated at any time by resolution of the Board of Directors of the Company and the Board of Directors of the Association. If the Plan is terminated, no further benefits shall be earned, but benefits earned through the termination date will continue to be paid at the times and in the manner provided under the Plan.

        (j) The Plan shall be administered by the Committee. The Committee shall have the exclusive right to interpret the Plan and to decide any matters arising in connection with the administration and operation of the Plan and to take all other necessary and proper actions to fulfill its duties as administrator. Any action taken or omitted by the Committee with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on the Company, the Association and Eligible Directors.

                The Committee shall not be liable for any actions by it under the Plan, unless due to its own negligence, willful misconduct or lack of good faith. The Committee shall be indemnified and held harmless by the Company and/or the Association from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Company and/or the Association fails to provide such defense upon the request of the Committee. The Committee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty.

11. Notwithstanding anything herein contained to the contrary, any payments or benefits provided to an Eligible Director pursuant to this Plan by the Association are subject to and conditioned upon compliance with
        Section 18K of the Federal Deposit Insurance Act, 12 U.S.C. Section 1825(k), and any regulations promulgated thereunder.

12. The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. In addition, the Plan shall be subject to amendment, with or without advance notice to Eligible Directors and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Eligible Directors and other interested parties, to the extent necessary to effect such compliance.

Dated: December 21, 2005                     ASTORIA FEDERAL SAVINGS AND
                                             LOAN ASSOCIATION

                                             By:  George L. Engelke, Jr.
                                                  ------------------------------
                                                  George L. Engelke, Jr.
                                                  President and Chief Executive
                                                  Officer

Dated: December 21, 2005                     ASTORIA FINANCIAL CORPORATION

                                             By:  George L. Engelke, Jr.
                                                  ------------------------------
                                                  George L. Engelke, Jr.
                                                  President and Chief Executive
                                                  Officer